UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2014

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2014, the Board of Directors (the “Board”) of Whirlpool Corporation appointed Geraldine T. Elliott a Director of Whirlpool Corporation and a member of the Board’s Human Resources Committee and Audit Committee.

Ms. Elliott’s compensation will be consistent with that of other nonemployee directors, consisting of an annual cash retainer in the amount of $120,000, and annual equity compensation, to be paid in Whirlpool common stock, in the amount of $120,000. In addition, pursuant to the terms of the nonemployee director compensation program, Ms. Elliott received a grant of 1,000 shares of Whirlpool common stock under the Amended and Restated 2010 Omnibus Stock and Incentive Plan, upon her appointment to the Board.

The press release announcing the appointment of Ms. Elliott is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated February 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 19, 2014	By:	/s/ KIRSTEN J. HEWITT
Name: Kirsten J. Hewitt
Title: Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary